CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-32022) pertaining to the YouthStream Media Networks, Inc 2000 Stock Incentive Plan and Registration Statement (Form S-4 No. 333-95201) of YouthStream Media Networks, Inc. and in the related Prospectus of our report dated August 2, 2001, with respect to the consolidated financial statements of YouthStream Media Networks, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 2001.






New York, New York
August 29, 2001